Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Manulife Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Debt	Deferred Compensation Obligations(1)	Rule 457(h)	$250,000,000	100%	$250,000,000(2)	0.0001102	$27,550

Total Offering Amounts					$250,000,000		$27,550

Total Fee Offsets							—

Net Fee Due							$27,550

(1)

The Deferred Compensation Obligations are unsecured obligations of Manulife Financial Corporation to pay deferred compensation in the future in accordance with the terms of the Manulife Financial Corporation Deferred Compensation Plan for Certain Employees of John Hancock, as restated effective January 1, 2017 and amended effective November 15, 2021.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.